EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 10, 2016, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Cognex Corporation on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Cognex Corporation on Forms S-8 (File Nos. 333-02151; 333-60807; 33-96961; 333-100709; 333-126787; 333-150315 and 333-206081).

/s/ GRANT THORNTON LLP
Boston, Massachusetts
February 10, 2016